UAL CORPORATION

Authorization and Designation
to Sign and File


Section 16 Reporting Forms

The undersigned, a director and/or

executive officer of UAL Corporation, a Delaware corporation (the

"Company"), does hereby authorize and designate Paul R. Lovejoy, Steven
M.
Rasher, Paul D. Zier, Christine S. Grawemeyer, and Debbie S. Porter, or any one of them, to sign and file on my behalf any and all Forms 3, 4 and 5
relating to equity securities of the Company with the Securities and
Exchange Commission pursuant to the requirements of Section 16 of the

Securities Exchange Act of 1934 ("Section 16"). The undersigned hereby revokes all authorizations delivered to the Company prior to the date hereof for purposes of facilitating the filing Forms 3, 4 and 5 relating to equity securities of the Company. This authorization, unless earlier revoked in writing, shall be valid until the undersigned’s reporting obligations under Section 16 with respect to securities of the Company shall cease.

IN WITNESS WHEREOF, the undersigned has
executed this
Authorization and Designation this 23rd day of January, 2006.




/s/ Robert S. Miller, Jr.

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Signature

Robert S.
Miller, Jr.